AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2005

                                                 REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                               UCS FINANCIAL, INC.
                (Name Of Registrant As Specified In Its Charter)

             Delaware                     6199                  16-1712294
-------------------------------     --------------------     -------------------
(State or other jurisdiction of      (Primary Standard        (I.R.S. Employee
incorporation or organization)           Industrial          Identification No.)
                                    Classification Code)

                                Rua Pamplona 1005
                             Sao Paolo, Brazil 1405
                                011-551132664264
        (Address and telephone number of principal executive offices and principal place of business)

                        Daniela Ovalle Lupetti, President
                               UCS FINANCIAL, INC.
                                Rua Pamplona 1005
                             Sao Paolo, Brazil 1405
                                011-551132664264

                                   Copies to:
                              Seth A. Farbman, Esq.
                              Seth A. Farbman, P.C.
                                301 Eastwood Road
                            Woodmere, New York 11598
                               PH: (516) 569-6089
                               FAX: (516) 569-6084

                        ---------------------------------

      Approximate date of proposed sale of the securities to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        ---------------------------------

                               CALCULATION OF REGISTRATION FEE
==========================================================================================
                                      Proposed Maximum    Proposed Maximum      Amount of
Title of Each        Amount to be   Offering Price Per    Aggregate Offering  Registration
Class of Securities   Registered        Security(1)            Price            Fee(3)
to be Registered
-----------------------------------------------------------------------------------------
Shares of common stock,
$.001 par value (2)    2,675,000         $ 1.00          $2,675,000           $ 314.85

Total                  2,675,000         $ 1.00          $2,675,000           $ 314.85
==========================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933. The selling stockholders will sell at a price $1.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

(2) Consists of 775,000 shares of common stock being registered for sale by the selling stockholders and 1,900,000 shares of common stock being registered for sale in a direct public offering by the Company.

(3) The registration fee was previously paid via electronic transfer.

                        ---------------------------------

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PROSPECTUS                  Subject To Completion, Dated January 13, 2005

     The information in this prospectus is not complete and may be changed.

                               UCS FINANCIAL INC.

                        2,675,000 SHARES OF COMMON STOCK

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

A. We are offering for sale a maximum of 1,900,000 shares of our common stock in a self-underwritten offering directly to the public. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all 1,900,000 shares are not sold within 180 days from the date hereof,(which may be extended an additional 30 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $1,900,000. This is our initial public offering and no public market currently exists for shares of our common stock.

B. We are also registering 775,000 shares of common stock for sale by certain of our stockholders. The selling stockholders may offer and sell the shares from time to time in negotiated transactions at $1.00 per share. In the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions. None of these security holders are our officers or directors. We will not receive any of the proceeds from the sale of the shares sold by the selling security holders.

We will pay all expenses incurred in this offering. The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to one year following the six month offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

                                ----------------

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                                ----------------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by UCS Financial Inc., with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this prospectus is January ______, 2005

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                   Our Company


We were incorporated in Delaware on November 30, 2004. We were inactive until December 30, 2004 when we entered into a share exchange agreement whereby we acquired 99.94% of the total outstanding shares of UCS Fomento Comercial S.A ("Fomento") in exchange for an aggregate of 17,860,220 shares of our common stock. Fomento is a Brazilian Company located in Rua Pamplona 1005, Sao Paolo, Brazil, 1045; our telephone number is 011-55-1132664264. All references to "we", "us", "our", or similar terms used in this prospectus refer to UCS Financial Inc.

Our business of factoring receivables can be described as a credit transaction in which we purchase specific accounts of receivable from our clients. We pay the clients an agreed upon sum and the clients sell, assign and transfer to us all of their rights to receive payment of the invoice and their title, and interest in the merchandise or the services represented by the receivables.

Notwithstanding that the Company has become the legal acquirer of Fomento, the transaction was accounted for as a reverse acquisition equivalent to the issuance of shares by Fomento for the net assets of the Company accompanied by a recapitalization.

                           OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 1,900,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $1.00 per share. If all of the shares offered by us are purchased, the proceeds before deducting expenses of the offering will be up to $1,900,000.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to one year following the six month offering period.

                            THE SELLING STOCKHOLDERS

We are also registering 775,000 shares of our common stock held by certain of our stockholders. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus. Selling stockholders may sell their shares at $1.00 per share until our securities are quoted on the over-the-counter Bulletin Board. Thereafter, selling stockholders may sell their shares at market prices or at privately negotiated prices. At present, the selling shareholders have no agreements with any broker/dealer to sell these shares.

                                  THE OFFERING
                                ----------------

Total shares of common
stock outstanding prior
to the offering                 18,065,220 shares

Shares of common stock
being offered by us             1,900,000  shares

Shares of common stock
being offered by
selling stockholders            775,000 shares

Total shares of common
stock outstanding
after the offering              19,965,220 shares

Gross proceeds:                 Gross proceeds from the sale of up to
                                1,900,000 shares of our common stock will be $1,900,000. Use of proceeds from the sale of our shares will be used as general operating capital to allow us to purchase additional accounts receivables.

Selling Security Holders        We will not receive any proceeds from the sale
                                of the Common Stock by the selling
                                stockholders.

Risk Factors                    There are substantial risk factors involved in
                                investing in our company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors".

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best effort basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

SUMMARY FINANCIAL DATA

This table summarizes the operating data and balance sheet data for Fomento as of the periods indicated for our majority owned subsidiary. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

                                          DECEMBER 31,        SEPTEMBER 30,
                                             2003                2004
                                       ---------------    ----------------
                                          (Audited)

Total  Revenue                            $ 441,669          $ 332,679

Total Operating Expenses                  $ 634,698          $ 575,337

Net Loss                                  $(193,029)         $(242,658)

Net Loss Per Share                        $   (0.05)         $   (0.07)

Balance Sheet:

                                                   December  31, 2003
                                                  ---------------------
                                                        (Audited)

Current assets                                        $  789,547

Total Assets                                          $1,513,292

Current Liabilities                                   $  720,866

Total Liabilities and Shareholders' Equity            $1,513,292

For the period from our inception on November 30, 2004 through December 5, 2005, UCS Financial Inc had a net loss of $20,342 attributed to organizational and legal expenses with total stockholders' deficit of $15,217.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

We have had losses and such losses may continue, which may negatively impact our ability to achieve our business objectives.

      Our subsidiary, Fomento, had revenue of $441,669 for the year ended December 31, 2003 with a Net Loss for the year of $193,029. For the period ended September 30, 2004 we had a Net Loss of $242,658.
For the period from our inception on November 30, 2004 through December 5, 2005, we had a net loss of $20,342 attributed to organizational and legal expenses Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to collect on those receivables which we purchase from our clients in the factoring process. These conditions raise substantial doubt by our auditors about our ability to continue as a going concern.

If we are unable to obtain additional funding, our business operations will Likely be unable to grow. If we do obtain additional financing then our existing shareholders may suffer substantial dilution.

      In order to increase our business operations, we will need additional capital, up to approximately $1,900,000, to increase our factoring amounts. There can be no assurance that financing would be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

In factoring transactions, if our clients' customers dispute the validity of the accounts receivable we have purchased, then we may not be able to recover the amounts due to us on the account receivable.

      Our clients notify its customers that a specific receivable has been assigned to us and instructs the customer to make payment of the receivable to us. Our client warrants that the receivable is not subject to any dispute, deduction, claim, offset, defense or counterclaim of any kind asserted by its customer. Our client agrees that (i) if any receivable becomes subject to any dispute, (ii) if any receivable is owing from a customer which in our reasonable credit judgment has become insolvent, (iii) if any representation or warranty with respect to a receivable shall be false in any respect, or (iv) if any receivable is not collected within 90 days of its purchase by us, then we shall have the right to return the receivable to the client. The client is then obligated to pay to us the face amount of the receivable less the sum of any payments already received on such invoice by us. If the client's customer disputes the validity of the invoice or fails and refuses to pay us the sums due on the invoice, we may suffer a loss of our investment if our client is unable or unwilling to pay us.

Our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and offer services that may cause demand for, and the prices of, our products to decline.

    The factoring and lending industry is highly competitive. We compete with several different financial institutions, which may include, but not be limited to:

      o     commercial and savings banks and savings and loan associations;

      o     credit unions;

      o     finance companies;

      o     brokerage and investment banking firms; and

      o     asset-based non-bank lenders.

      All of these entities are branches or subsidiaries of much larger organizations affiliated with statewide, regional or national banking companies, and as a result may have greater resources and lower cost of funds. We believe that we have an opportunity to compete in the factoring industry if we focus on our geographical niche of Brazilian companies. In Brazil, there are many companies that offer factoring services, some of which include, but are not limited to: Opcao Factoring Fomento Comercial LTDA, Sorocred Fomento Comercial LTDA and Maxima Factoring Fomento Comercial LTDA. We believe that there is enough business available for us to continue our operations; however, there can be no assurance that we will be able to continue to compete effectively in the future.

Due to the fluctuations in the exchange rates between the Brazilian currency and the U.S. Dollar, investors in our company may lose their investment.

      Fluctuations in the exchange rates between the Brazilian currency and the U.S. Dollar will affect our operations. Brazil has historically experienced generally unpredictable currency devaluation for many years. As of December 15, 2004 the exchange rate was R$2.67 to U.S.$1.00. Although some recent economic measures has been taken by the Brazilian Federal Government in an effort to stabilize the "real", the potential for future devaluation or volatility continues to persist and, as such, the value of any investment in our company may decline or lose its value.

You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. operating subsidiaries and our and their non-U.S. resident directors and officers.

      Our operating subsidiary is located in Brazil and our principal assets are located outside the United States. Our director and executive officer is a foreign citizen and does not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over these foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us, them or our or their directors or executive officers in United States courts. In addition, the courts in the countries in which we and our subsidiaries are organized or where we and our subsidiaries assets are located may not permit lawsuits of the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or entities, you are at greater risk in investing in our company rather than a domestic company because of greater potential difficulties in bring lawsuits or, if successful, collecting judgments against these persons or entities as opposed to domestic persons or entities.

RISKS RELATING TO OUR COMMON STOCK:

We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share value.

      Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the Trading market in our securities is limited, which makes transactions in our Stock cumbersome and may reduce the value of an investment in our stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

      We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

      The price of our common stock in this offering has not been determined by any independent financial evaluation or market mechanism and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

      There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

The offering price of $1.00 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.

      The offering price of $1.00 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

One principal stockholder controls 52% of our common stock, thus investors will have limited or no participation in our business affairs.

Currently, our principal stockholder, Livorno Investments, Ltd., owns approximately 52% of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, the stockholder will be able to elect all of the members of our Board of Directors, which will allow the stockholder to significantly control our affairs and management. Livorno will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

                           FORWARD-LOOKING STATEMENTS

      Certain information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. Such statements can be identified by the use of forward-looking terminology such as "might," "may," "will," "could," "expect," "anticipate," "estimate," "likely," "believe," or "continue" or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus and in the documents incorporated by reference into this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements.

                                 USE OF PROCEEDS

This offering has no minimum offering amount. The net proceeds available to us from the sale of the shares in this offering are estimated to be approximately $1,950,000 if the maximum offering is sold, after deducting offering expenses (estimated to be $50,000). The intended use of the net proceeds at various funding levels as percentages of the maximum offering is outlined below. We may not receive any proceeds in this offering if we are unable to obtain investors.

                                              PERCENT OF PROCEEDS RECEIVED

                               ------------------------------------------------------------------
                                               25%       50%          75%         100%
                               ------------------------------------------------------------------
                                                $          $            $            $

Legal/Accounting                           50,000    50,000         50,000          50,000

Working capital and the purchase of       425,000   900,000      1,375,000       1,850,000
 additional accounts
 receivable via factoring      ------------------------------------------------------------------
  TOTAL                                   475,000   950,000      1,425,000       1,900,000
                               ------------------------------------------------------------------

      In all instances, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan or management decisions based on arbitrary decision making. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

                                 DIVIDEND POLICY

      We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders from these sales. However, the 1,900,000 shares of common stock which is intended to be sold by us as part of this offering, will create an immediate dilution to the purchasers of those shares.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering.

The net pro-forma book value of UCS Financial Inc. at September 30, 2004 after giving effect to the 5:1 share exchange and the recapitalization of Fomento was $0.04 per share. "Net tangible book value per share" represents the amount of total tangible assets less total liabilities divided by the pro-forma number of shares outstanding (after giving effect to the recapitalization). After giving effect to the sale of all of the 1,900,000 shares offered pursuant to this Registration Statement at a price of $1.00 per share, our tangible book value after deducting offering costs would be $2,583,018 or $0.13 per share. This represents an immediate dilution of $0.87 per share to the new investors and an immediate increase in net tangible book value per share of $0.09 to the existing shareholders. The following illustrates the per share dilution in this case. Assumed initial public offering price per share $ 1.00

Pro-forma net tangible book value per share at September 30, 2004     $    0.04

Increase In net tangible book value attributable to new investors     $    0.09

Net tangible book value after this offering                           $    0.13
                                                                      ---------
Dilution of tangible book value to new investors                      $    0.87
                                                                      =========

CAPITALIZATION

The following table sets forth the capitalization of the Company as of September 30, 2004 and as adjusted to reflect the acquisition and recapitalization of Fomento and sale of the shares offered hereby, after educting estimated offering costs and the initial application of the net proceeds of this offering as set forth in "Use of Proceeds." The information provided below should be read in conjunction with the other financial information included elsewhere in this Prospectus.

                                                                          September 30, 2004
                                                                     -----------------------------
                                                                       Actual     As Adjusted (1)
                                                                     -----------  ----------------
Long term debt   .................................................. $ 1,482,201    $ 1,482,201

STOCKHOLDERS' EQUITY
Common Stock - No Par; 3,574,530 Shares Authorized;
               3,572,578 Issued and Outstanding
               and 19,760,220, as adjusted (1) ....................  1,232,850       1,232,850

               Accumulated Other Comprehensive Income  ............    362,901         362,901

               Accumulated Deficit   ..............................   (862,419)       (862,419)

Total Stockholders' Equity  .......................................    733,332       2,583,018



(1) As adjusted to reflect the capitalization of Fomento by the Company and the sale of 1,900,000 shares offered hereby.


                              SELLING STOCKHOLDERS

      The following table sets forth the shares beneficially owned, as of December 15, 2004, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. Except as expressly set forth below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

      Except as disclosed in this prospectus, none of the selling stockholders are affiliates or controlled by our affiliates. Except as disclosed in this prospectus, none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

                                                             Number of
                                                             Shares of      Percentage of
                     Shares of Common                        Common Stock    Common Stock
Names and            Stock Owned Prior   Shares of Common    Owned After     Owned After
Addresses            to Offering(1)      Stock to be Sold    the Offering    the Offering
-------------------  -----------------   -----------------  --------------  -------------
Judy Petel                 875,000            130,000              745,000         4.12%
Rechov Shai 9
Jerusalem, Israel

Moshe Krausz               875,000            215,000              660,000         3.65%
Birmensdorfer
Strasse 140
Zurich 8003 Switzerland

Natan Ollech(2)            875,000            215,000              660,000         3.65%
Rua Barao de Capanema
482 2 andar
Sao Paulo Brazil

Barbara Klein              875,000            215,000              660,000         3.65%
Rua Ministro Rocha
Azevedo 1213
Sao Paulo Brazil

Total shares being registered from the above four stated individuals: 775,000 shares.

--------

(1) Based upon an aggregate of 18,065,220 shares of our common stock currently outstanding.

(2) The named shareholder is the father of Mr. Daniel Ollech, who is the principal of our majority shareholder, Livorno. Daniel Ollech has no control or voting rights over any shares owned by Natan Ollech.

SECURITY HOLDERS

      At January 10, 2005 there were 18,065,220 shares our common stock outstanding which were held by approximately 19 stockholders. All of the shares we have issued since our inception are restricted.

                                    BUSINESS

Forward Looking Statements

      Certain information contained in this Form SB-2 are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Factors set forth that appear with the forward-looking statements, or in our other Securities and Exchange Commission filings, could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us in this Form SB-2. In addition to statements, that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the Securities and Exchange Commission. In addition, prior financial performance and customer orders are not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance. Additionally, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

General Development

We were incorporated in Delaware on November 30, 2004. Also in December 2004, we entered in to an Agreement and Share Exchange Plan with our majority owned subsidiary, UCS Fomento Commercial S.A. ("Fomento") whereby we issued an aggregate of 17,860,220 shares of our common stock in exchange for 99.94% ownership of Fomento. Fomento is a foreign corporation which was founded on May 22, 2001 under the laws of the country of Brazil. Our subsidiary, Fomento, has a wholly owned subsidiary, U.C.S. Cia Securitizadora de Creditas Financeiros S.A. Our subsidiary, Fomento, had revenue of $441,669 for the year ended December 31, 2003 with a Net Loss for the year of $193,029. For the period ended
September 30, 2004 Fomento had a Net Loss of $242,658. For the period from our inception on November 30, 2004 through December 5, 2005, we had a Net Loss of $20,342 attributed to organizational and legal expenses.

Business Summary and Background

We enter into factoring transactions. A factoring receivable transaction is a credit transaction in which we purchase specific accounts receivable from our clients. We pay the clients an agreed upon sum and the clients sell, assign and transfer to us all of their rights to receive payment of the invoice and their title, and interest in the merchandise or the services represented by the receivables. The clients' customer is notified that the specific invoice has been assigned to us and that payment of the invoice is due to us. Our clients warrant that the merchandise or materials or services represented by the invoice have been or will be accepted and retained by its customer without dispute as to price, terms, quantity, quality or for any other reason.

Unlike traditional bank financing, invoice factoring relies on the financial strength and credit worthiness of a company's customers, not the financial statements of the company.

Here are some of the general reasons why we believe a company may consider the use of factoring receivables:

      o The ability to obtain funding for outstanding receivables generally within a 24 hour period

      o It allows a company to offer better terms to large customers and increase sales.

      o It allows a company to receive financing without creating new debt. Factoring is not deemed as a loan.

      o It allows a company to pay its suppliers in a shorter cycle, thereby allowing, at times, a company to receive discounts for early payoffs.

Our Clients

      We currently service approximately five hundred private Brazilian companies; that is to say that we provide factoring service to these companies in amounts that range from approximately U.S. $5,000 to U.S. $15,000. Our factoring services are not geared towards any specific commercial industry, but rather our services are provided to companies in numerous sectors. Our most active clients are in the toy industry and the automotive industry; however, we do not have any given client that comprises more than 10% of our gross revenue.

Our lines of credit

We currently have arrangements with three banks which provide us with a credit line from which we are able to draw down funds to factor our clients' receivables. Each of the credit lines as described below is guaranteed, personally, by Mr. Daniel Ollech, who is a director of Livorno which is our largest common stock shareholder.

      1. Since January 2004, we have been granted a credit line from Banco Indusval, located in Brazil ("Indusval"). We have a R$1,900,000 credit line from Indusval with a 90 day term. Our monthly interest rate payment is set at 1.40%. In order for us to draw down on these funds, we must present Indusval with receipts at a value of 115% of that amount we wish to draw down. As of December 10, 2004, we have used R$650,000 from this line of credit, all of which has been used in factoring transaction for our clients.

      2. Since November 2001, we have been granted a credit line from Banco Rendimento, located in Brazil ("Rendimento"). We have a R$1,250,000 credit line from Rendimento with a 120 day term. Our monthly interest rate payment is set at 2.60%. In order for us to draw down on these funds, we must present Rendimento with receipts at a value of 108% of that amount we wish to draw down. As of December 10, 2004, we have used R$1,250,000 from this line of credit, all of which has been used in factoring transaction for our clients.

      3. Since May 2002, we have been granted a credit line from Banco Safra, located in Brazil ("Safra"). We have a R$500,000 credit line from Safra with a 90 day term. Our monthly interest rate payment is set at 2.20%. As of December 10, 2004, we have used R$450,000 from this line of credit, all of which has been used in factoring transaction for our clients.

Factoring Information

      When a client company provides us with the receivables in a factoring transaction, we charge the client approximately 5% per month of the amounts that are paid. There are certain vendors of our clients who routinely pay their outstanding invoices over a 30-90 day period. However, when a vendor does not pay its balance, we serve as a collection agency for these past due accounts. We have, in our offices, three full time employees who contact the vendors whose invoices are overdue to our client and our staff attempts to either collect the outstanding receivables or negotiate a settlement payment amount. Although we make a collection effort internally, the recovery process is generally handed over to lawyers when it is determined the debtor has the ability to satisfy his/her obligation but normal collection activities have not resulted in resolution.


      As of December 15, 2004 we have an aggregate of R$ 2554,484 (U.S. $956,735) outstanding in amounts that we have provided to our clients for factoring transactions.

      All of our factoring transaction are with Brazilian companies and we do not intend to offer factoring services to companies located in the United States.

Intellectual Property

      We do not have any intellectual property rights.

Competition

      The factoring and lending industry is highly competitive. We compete with several different financial institutions, which may include, but not be limited to:

      o     commercial and savings banks and savings and loan associations;
      o     credit unions;
      o     finance companies;
      o     brokerage and investment banking firms; and
      o     asset-based non-bank lenders.

      All of these entities are branches or subsidiaries of much larger organizations affiliated with statewide, regional or national banking companies, and as a result may have greater resources and lower cost of funds. We believe that we have an opportunity to compete in the factoring industry if we focus on our geographical niche of Brazilian companies. In Brazil, there are many companies that offer factoring services, some of which include, but are not limited to: Opcao Factoring Fomento Comercial LTDA, Sorocred Fomento Comercial LTDA and Maxima Factoring Fomento Comercial LTDA. We believe that there is enough business available for us to continue our operations; however, there can be no assurance that we will be able to continue to compete effectively in the future.

Employees

      In addition to our President, Daniela Ovelle Lupetti, we currently have nine full time employees and three part-time employees. We do not maintain employment agreements with any of our employees. If and when we expand our factoring operations, we may need additional employees for administrative duties and to make collections calls to retrieve the outstanding receivables. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Rights to Real Estate Sales Contracts

On November 23, 2001, our subsidiary, Fomento, acquired from JY Empreendimentos LTDA a 14% interest in a portfolio of rights to a real estate sales contract. The real estate, is a residential lot located in Parque Suzano, in the city and county of Suzano, Brazil, is expected to be sold by its owner over a 7 1/2 year period and we are entitled to an equivalent share of the proceeds from the sale of the real estate lots. Fomento is also entitled to monthly payments in the amount of R$18,000 which is based on a recognized Brazilian consumer price index with interest at 12% annually. The approximate value of the real estate is $1,800,000. We do not and Fomento does not have any influence over the operating and/or financial policies of JY Empreendimentos LTDA.

Transfer Agent

      We have engaged Manhattan Stock Transfer to serve as our transfer agent.

Research and Development.

      We are not currently conducting any research and development activities and do not anticipate conducting such activities in the near future.

Properties

      Our Principal executive offices are located at Rua Pamplona 1005, Sao Paulo, Brazil 1405. These offices are also the offices of our majority owned subsidiary, Fomento. This space consists of approximately one hundred fifty seven square meters which we rent on a month-to-month basis for 1,996 Reais and monthly maintenance fees of 1,511 Reais for an aggregate of approximately U.S. $1,315 monthly payments.

      We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      Although we are not currently involved in any direct litigation, our majority owned subsidiary, Fomento, is involved in several proceedings taking place in Brazil related to debts and accounts receivables that are overdue. These claims range in value from approximately U.S. $375 per claim to $15,000 per claim. None of these claims individually or in the aggregate, exclusive of interest and costs, exceed 10% of our current assets. We also believe all of such proceedings may be categorized as routine litigation that is incidental to collecting receivables in our factoring business.

Management's Discussion and Analysis or Plan of Operation.

      You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

      We were incorporated in Delaware on November 30, 2004. Also in December 2004, we entered in to an Agreement and Share Exchange Plan with our majority owned subsidiary, UCS Fomento Commercial S.A. ("Fomento") whereby we issued an aggregate of 17,860,220 shares of our common stock in exchange for 99.94% ownership of Fomento. Fomento is a foreign corporation which was founded on May 22, 2001 under the laws of the country of Brazil. Our subsidiary, Fomento, has awholly owned subsidiary, U.C.S. Cia Securitizadora de Creditas Financeiros S.A. Our subsidiary, Fomento, had revenue of $441,669 for the year ended December 31, 2003 with a Net Loss for the year of $193,029. For the period ended
September 30, 2004 we had a net loss of $242,658. Since our incorporation of UCS Financial Inc., on November 30, 2004, through December 5, 2005, we had a net loss of $20,342 attributed to organizational and legal expenses.

      Notwithstanding that the Company has become the legal acquirer of Fomento, the transaction was accounted for as a reverse acquisition equivalent to the issuance of shares by Fomento for the net assets of the Company accompanied by a recapitalization.

Business Summary and Background

      We enter into factoring transactions. A factoring receivable transaction is a credit transaction in which we purchase specific accounts receivable from our clients. We pay the clients an agreed upon sum and the clients sell, assign and transfer to us all of their rights to receive payment of the invoice and their title, and interest in the merchandise or the services represented by the receivables. The clients' customer is notified that the specific invoice has been assigned to us and that payment of the invoice is due to us. Our clients warrant that the merchandise or materials or services represented by the invoice have been or will be accepted and retained by its customer without dispute as to price, terms, quantity, quality or for any other reason.

Unlike traditional bank financing, invoice factoring relies on the financial strength and credit worthiness of a company's customers, not the financial statements of the company.

Here are some of the general reasons why we believe a company may consider the use of factoring receivables:

      o The ability to obtain funding for outstanding receivables generally within a 24 hour period.

      o It allows a company to offer better terms to large customers and increase sales.

      o It allows a company to receive financing without creating new debt. Factoring is not deemed as a loan.

      o It allows a company to pay its suppliers in a shorter cycle, thereby allowing, at times, a company to receive discounts for early payoffs.

      We currently service approximately five hundred private Brazilian companies; that is to say that we provide factoring service to these companies in amounts that range from approximately U.S. $5,000 to U.S. $15,000. Our factoring services are not geared towards any specific commercial industry, but rather our services are provided to companies in numerous sectors. Our most active clients are in the toy industry and the automotive industry; however, we do not have any given client that comprises more than 10% of our gross revenue.

Liquidity and Capital Resources


      As of September 30, 2004, we had cash available of $83,281 and total current assets of $1,372,521. At September 30, 2004, we had total current liabilities of $1,482,201 and shareholders' equity of $733,332.

      To purchase receivables and operating our factoring services, we may borrow money on a short-term basis through lines of credit. We have relied upon a limited number of lenders to provide the primary credit facilities for our factoring.

      We currently have arrangements with three banks which provide us with a credit line from which we are able to draw down funds to factor our clients' receivables. Each of the credit lines as d escribed below is guaranteed, personally, by Mr. Daniel Ollech, who is a director of Livorno which is our largest common stock shareholder.

      1. Since January 2004, we have been granted a credit line from Banco Indusval, located in Brazil ("Indusval"). We have a R$1,900,000 credit line from Indusval with a 90 day term. Our monthly interest rate payment is set at 1.40%. In order for us to draw down on these funds, we must present Indusval with receipts at a value of 115% of that amount we wish to draw down. As of December 10, 2004, we have used R$650,000 from this line of credit, all of which has been used in factoring transaction for our clients.

      2. Since November 2001, we have been granted a credit line from Banco Rendimento, located in Brazil ("Rendimento"). We have a R$1,250,000 credit line from Rendimento with a 120 day term. Our monthly interest rate payment is set at 2.60%. In order for us to draw down on these funds, we must present Rendimento with receipts at a value of 108% of that amount we wish to draw down. As of December 10, 2004, we have used R$1,250,000 from this line of credit, all of which has been used in factoring transaction for our clients.

      3. Since May 2002, we have been granted a credit line from Banco Safra, located in Brazil ("Safra"). We have a R$500,000 credit line from Safra with a 90 day term. Our monthly interest rate payment is set at 2.20%. As of December 10, 2004, we have used R$450,000 from this line of credit, all of which has been used in factoring transaction for our clients.

     Although we do not have any reason to belive that the current credit lines that we have in place would be cancelled, nevertheless, any failure to renew or obtain adequate funding under a line of credit or other financing arrangements, or any reduction in the size of, or increase in the cost of, these types of facilities, could harm our business. During volatile times in the capital markets, our access to and other financing may be severely limited. If we are unable to maintain adequate financing and other sources of capital are not available, we would be forced to suspend or curtail our operations, which would harm our business.

      A trend that could potentially adversely affect our liquidity are the fluctuations in the exchange rates between the Brazilian currency and the U.S. Dollar will affect our operations. Brazil has historically experienced generally unpredictable currency devaluation for many years. As of December 15, 2004 the exchange rate was R$2.67 to U.S.$1.00. Although some recent economic measures has been taken by the Brazilian Federal Government in an effort to stabilize the "real", the potential for future devaluation or volatility continues to persist and, as such, the value of any investment in our company may decline or lose its value.


NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003 OF FOMENTO

      For the nine months ended September 30, 2004 as compared to September 30, 2003, our revenue increased by $29,564 from $303,115 to $332,679. We believe this increase in revenue was due to our ability to purchase additional account receivables. Our Total assets increased by $702,241 from 1,513,292 at December 31, 2004 to $2,215,533 at September 30, 2004
because we purchased additional receivables.

      The General and Administrative Expenses for the quarter ended September 30, 2004 increased from $259,386 at September 30, 2003 to $293,241 for the same period ended September 30, 2003. The increase in general and administrative expenses is due to an increase in salaries and the cost of processing of our factoring services. Our total operating expenses increased from $465,212 at September 30, 2003 to $575,337 for the quarter ended September 30, 2004, an increase of $110,125. As we purchased additional receivables, our costs in processing such factoring projects increased as well. For example, for every account receivable that we intend to purchase, we have our staff makes three reference calls so that we may assess the collection probablity of such receivables. We also have our staff do a search of two of the public databases in Brazil (Serasa database and the SMPC database) to help us asses if this is a receivable that we are comfortable factoring.

      Although we had a net loss of $242,658 at September 30, 2004 as compared to a net loss of $162,097 at September 30, 2003, when taking into account the foreign currency translation adjustment and unrealized gain on investment in rights to real estate contracts, our comprehensive income (loss) at September 30, 2004 was $59,094 as compared to income of $14,167 for September 30, 2003.

      Our Net Loss Per Share at September 30, 2004 was $(0.07) as compared to $(0.05) at September 30, 2003.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2002 OF FOMENTO

      For the year ended December 31, 2003 as compared to the year ended December 31, 2002, our total revenue increased by $23,021 from $418,648 to $441,669. Our Total assets increased by $455,355 from 1,057,937 at December 31, 2002 to $1,513,292 at December 31, 2003. Both our assets and our revenue increased, we believe, due to our increased factoring activity which, in turn, provides us with additional assets.

      The General and Administrative Expenses for the fiscal year ended December 31, 2003 decreased from $402,000 at December 31, 2002 to $359,313 for the same year ended December 31, 2002. Our total operating expenses decreased from $846,475 at December 31, 2002 to $634,698 for the year ended December 31, 2003, an decrease of $211,777. The decrease in expenses can be attributed to (i) a decrease of $102,946 of bad debt when comparing December 31, 2003 to December 31, 2002 and (ii) a decrease of $58,259 from $128,945 to $70,686 which can be attributed to our decreased professional fees.

      Although we had a net loss of $193,029 at December 31, 2003, as compared to a net loss of $427,827 at December 31, 2002, when taking into account the foreign currency translation adjustment and unrealized gain on investment in rights to real estate contracts, our comprehensive income at December 31, 2003 was $61,293 as compared to a loss of $527,914 at December 31,2002.

      Our Net Loss Per Share at December 31, 2003 was $(0.05) as compared to $(0.27) at December 31, 2002.

FUNDING AT THE 25% LEVEL

If we receive net proceeds of $475,000, which is the approximate amount we would receive if we raised twenty-five percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows: (i) we would dedicate $50,000 of such funds towards legal fees and accounting fees in connection with this offering and the general costs associated with our efforts to become a company that is publicly held and traded on the OTC Bulletin Board; and (ii) we would utilize the remaining $425,000 to enable us to secure additional factoring transactions; that is to say, the greater the financial resources we have, the greater the ability we have to factor larger receivables of our clients or factor the receivables of potential new clients.

FUNDING AT THE 50% LEVEL

If we receive net proceeds of $950,000, which is the approximate amount we would receive if we raised fifty percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows:
(i) we would dedicate $50,000 of such funds towards legal fees and accounting fees in connection with this offering and the general costs associated with our efforts to become a company that is publicly held and traded on the OTC Bulletin Board; and (ii) we would utilize the remaining $900,000 to enable us to secure additional factoring transactions; that is to say, the greater the financial resources we have, the greater the ability we have to factor larger receivables of our clients or factor the receivables of potential new clients.

FUNDING AT THE 75% LEVEL

If we receive net proceeds of $1,425,000, which is the approximate amount we would receive if we raised seventy-five percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows: (i) we would dedicate $50,000 of such funds towards legal fees and accounting fees in connection with this offering and the general costs associated with our efforts to become a company that is publicly held and traded on the OTC Bulletin Board; and (ii) we would utilize $1,275,000 to enable us to secure additional factoring transactions; that is to say, the greater the financial resources we have, the greater the ability we have to factor larger receivables of our clients or factor the receivables of potential new clients and (iii) if we are able to grow our business due to larger factoring receivables or additional clients, we may decide to allocate $100,000 to employ additional personnel to assist in our collections, administrative and marketing efforts.

FUNDING AT THE 100% LEVEL

If we receive net proceeds of $1,900,000 , which is the approximate amount we would receive if we raised one hundred percent of the funds we are hoping to raise in this offering, we anticipate using those funds for a twelve-month period as follows: (i) we would dedicate $50,000 of such funds towards legal fees and accounting fees in connection with this offering and the general costs associated with our efforts to become a company that is publicly held and traded on the OTC Bulletin Board; and (ii) we would utilize $1,700,000 to enable us to secure additional factoring transactions; that is to say, the greater the financial resources we have, the greater the ability we have to factor larger receivables of our clients or factor the receivables of potential new clients and (iii) if we are able to grow our business due to larger factoring receivables or additional clients, we may decide to allocate $150,000 to employ additional personnel to assist in our collections, administrative and marketing efforts.

General working capital

We may be wrong in our above estimates of funds required in order to proceed with our factoring plan and our business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. In this event, we will need to rely on current incoming revenue and/or loans from shareholders. If we are unable to obtain loans on reasonable terms or if we are unable to increase our revenue productions, we may attempt to sell the company or file for bankruptcy. We do not have any current intentions or arrangements to sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Investors are directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Recently issued accounting pronouncements

In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The adoption of SFAS 150 did not impact our financial position, cash flows or results of operations.

In December 2003, the SEC issued SAB 104. This staff accounting bulletin revises or rescinds certain sections of SAB 101, which gives interpretation guidance about revenue recognition. SAB 104 makes the interpretive guidance of SAB 101 consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 in the fourth quarter of fiscal 2004 did not impact our financial position, cash flows or results of operations.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs" (SFAS 151). This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 are effective for inventory costs incurred in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of fiscal 2007. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152) This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged.
The Company is currently evaluating this impact on its consolidated financial statements.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company is currently evaluating this impact on its consolidated financial statements.

On March 9, 2004, the SEC issued Staff Accounting Bulletin
("SAB") No. 105, Application of Accounting Principles to Loan Commitments, which provides guidance regarding loan commitments that are accounted for as derivative instruments. In SAB 105, the SEC determined that an interest rate lock commitment should generally be valued at zero at the date of inception. The rate locks continue to be adjusted for changes in value resulting from changes in market interest rates.

      In September 2004, the SEC issued Staff Accounting Bulletin No. 106 ("SAB 106") to provide new guidance on how asset retirement obligations should impact the calculation of the "ceiling test" or limitation on the amount of properties that can be capitalized on the balance sheet under the full cost method of accounting for oil and gas companies. The new guidance dictates that since the asset retirement obligation is now reported on the balance sheet, related costs in the future net cash flow calculation should be omitted to avoid double-counting these costs. The Company is currently evaluating this impact on its consolidated financial statements.

                                   MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding the members of our board of directors and its executive officers as of December 30, 2004:

     Name                       Age         Positions  and  Offices  Held
-----------------              -----        -------------------------------

Daniela Ovelle Lupetti          28          President, Chief Financial Officer,
                                            Secretary, Treasurer and Director

      Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

      Daniela Ovelle Lupetti, has served as our President, Chief Financial Officer, Secretary, Treasurer and director since our inception in November 2004. She has served as the Executive Director of our majority owned subsidiary, Fomento, since 2001. Also since 2001, Ms. Lupetti has served as the owner of Credifix Promotora De Vendas LTDA, a private Brazilian company, partially owned by Livorno, that does credit checks on company's receivables. Ms. Lupetti has also served as a director of UCS CIA Securitizadora de Creditos Financeiross SA, a non active Brazilian subsidiary of Fomento. Prior to 2001, Ms. Lupetii, served as the Foreign Trade Manager for FHS Eastco Brasil LTDA, a Brazilian coffee company. In 1997, Ms. Lupetti graduated with a degree in Data Processing Technology from Faculdade Paulistana de Ciencias e Letras.

Involvement in Certain Legal Proceedings

      We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

      Executive Compensation.

      The officers or directors that have received or earned any compensation or Bonus from us in excess of $100,000 for services rendered to us in fiscal year 2003 or 2004 are listed below.

      The following table sets forth information concerning the total compensation that we have paid or accrued on behalf of our chief executive officer since our inception.

                           SUMMARY COMPENSATION TABLE

                                                     Long-Term Compensation
                                               --------------------------------
                         Annual  Compensation    Awards      Payouts
                         --------------------   -------      -------
                                               Restricted
Name  and                                       Stock
Principal                                       Bonus -      Other($)
Position(s)               Year   Salary($)      shares    Compensation    Awards(# shares)
------------------------------------------------------------------------------------------
                          2004     $ 0            5,000       None
 Daniela Ovelle Lupetti   2003     $ 0             0          None
  President               2002     $ 0             0          None

We do not maintain key-man life insurance for any of our executive officers or directors.

Compensation of Directors

      Our sole officer and director has not received any type of cash compensation from us for serving in such capacity; however, we have agreed to issue an aggregate of 5,000 restricted shares of our common stock for services rendered, which shares are not being registered herein. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Stock Option Plans

      As of January 10, 2005, we have not adopted an employee stock option plan and do not have any options or warrants outstanding.

Employment Agreements

      As of the date of this filing we have not entered into an employment agreement with Ms. Lupetti to serve as our officer and sole director. Ms. Lupetti, however, does serve as the Executive Director of our majority owned subsidiary, Fomento, for which she is compensated by Fomento approximately $675 per month for services rendered to Fomento.

Certain Relationships and Related Transactions.

      We currently have arrangements with three banks which provide us with a credit line from which we are able to draw down funds to factor our clients' receivables. Each of the credit lines is guaranteed, personally, by Mr. Daniel Ollech, who is the Executive Director of Livorno which is our largest common stock shareholder. Mr. Daniel Ollech also individually owns 2,000 shares of Fomento, which is 0.06% of our subsidiary's total shares outstanding. We do not provide cash or common stock to Mr. Ollech as consideration for this guarantee.

      On July 10, 2002, our subsidiary, Fomento, entered into a loan agreement with Mr. Daniel Ollech whereby Fomento is able to borrow an unspecified amount from Mr. Ollech for a two year term from the date of any given loan. If such loaned amount is not paid within two years from the date thereof, Fomento will be obligated to pay to Mr. Ollech a 2% penalty fee. The interest payable on such loan is 12% annually. As of September 30, 2004, Fomento owed Mr. Ollech an aggregate amount of $165,464.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      (i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our directors and executive officers and (c) all current directors and executive officers as a group. The following table is based upon an aggregate of 18,065,220 shares of our common stock outstanding.

                                Number of Shares of         Percent of
                                   Common Stock            Common Stock
                                  Beneficially            Beneficially
Name of                         Owned or Right           Owned or Right
Beneficial Owner               to Direct Vote (1)       to Direct Vote (1)
-------------------            --------------------     --------------------

Daniela Ovelle Lupetti                     5,000                 (*)
President
Rua Cotoxo 611, Suite 63,
Sao Paolo/ SP  05021000.

Livorno Investments(2)                 9,425,220                52%
96 Derech Hachoresh
Jerusalem, Israel

Emerdale Enterprises Ltd               2,400,000              13.2%
Chamerstrasse 12
PO Box 4426
Zug, Switzerland
6302

-----------

All directors and executive                5,000                 (*)
 officers as a group
 (one person)

----------

* Indicates less than one percent of our total shares of common stock outstanding.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(2) The principal of the named shareholder is Daniel Ollech, Jacques Ollech and Maurizio Levy.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 100,000,000 shares of our Common Stock, $0.001 par value, of which, as of January 10, 2005, 18,065,220 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED SHARES

We are authorized to issue 10,000,000 preferred shares of common stock, par value $.001 per share. We have not yet issued any shares of our preferred shares.

                              PLAN OF DISTRIBUTION

      The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o short sales, but, if at all, only after the effectiveness of the Registration Statement and the approval for listing by the American Stock Exchange of the shares of common stock offered hereby;

      o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

      The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling security holders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

      Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      Selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling security holders are deemed to be underwriters, the selling security holders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. All discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling security holders.

      Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

      We advised the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

      We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Seth A. Farbman, P.C., Woodmere, New York.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      Mr. Farbman owns 200,000 shares of our restricted common stock, issued for legal services, which are not being registered herein. Mr. Farbman serves as our counsel and intends to render an opinion as to the validity of the securities being offered by the selling stockholders.

                                     EXPERTS

      Our financial statements at December 31, 2003 and 2002, appearing in this prospectus and registration statement have been audited by Schwartz Levitsky Feldman LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of UCS Financial Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

      We furnish our stockholders with annual reports containing audited financial statements.

                              UCS FOMENTO COMERCIAL S.A.
                                  SAO PAULO, BRAZIL


              =========================================================
                            CONSOLIDATED FINANCIAL REPORTS
                                          AT
                              DECEMBER 31, 2003 AND 2002
              =========================================================

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


TABLE OF CONTENTS
================================================================================

Report of Independent Registered Public Accounting Firm........................1

Consolidated Balance Sheets at December 31, 2003 and 2002......................2

Consolidated Statements of Changes in Stockholders' Equity for the Years
  Ended December 31, 2003 and 2002.............................................3

Consolidated Statements of Operations and Comprehensive Income for the
  Years Ended December 31, 2003 and 2002.......................................4

Consolidated Statements of Cash Flows for the Years Ended December 31,
  2003 and 2002................................................................5

Notes to the Consolidated Financial Statements..............................6-12

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Stockholders of
UCS Fomento Comercial S.A.(Sao Paolo, Brasil)

We have audited the accompanying consolidated balance sheets of UCS Fomento Comercial S.A. as of December 31, 2003 and 2002, and the related consolidated statements of changes in stockholders' equity, statements of operations and comprehensive income, and statements of cash flows for the years then ended (all expressed in United States dollars). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable, assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UCS Fomento Comercial S.A. as of December 31, 2003 and 2002 and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


Toronto, Ontario, Canada
November 26, 2004                                          Chartered Accountants


   |   1167 Caledonia Road
   |   Toronto, Ontario M6A 2X1
   |   Tel:  416 785 5353
   |   Fax:  416 785 5663

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


CONSOLIDATED BALANCE SHEETS
=============================================================================================

                                                                            (U.S. DOLLARS)

December 31,                                                              2003           2002
---------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash and Cash Equivalents                                          $    40,351    $    37,582
Accounts Receivable - Net of Allowance for Doubtful Accounts           681,048        458,438
Other Current Assets                                                     3,475          1,735
Loan to Affiliated Company                                              64,673             --
---------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                   789,547        497,755

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                13,857         20,177

OTHER ASSETS
Investment in Rights to Real Estate Sales Contracts                    709,888        540,005
---------------------------------------------------------------------------------------------

TOTAL ASSETS                                                       $ 1,513,292    $ 1,057,937
=============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Lines of Credit                                                    $   241,340    $   179,748
Accounts Payable and Accrued Expenses                                  383,018        136,884
Due to Stockholders                                                     96,508         41,215
---------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                      720,866        357,847
=============================================================================================

STOCKHOLDERS' EQUITY
Common Stock - No Par; 3,574,530 Shares Authorized;
               3,572,578 and 3,482,415 Shares Issued
               and Outstanding, respectively                         1,232,850      1,201,807
Accumulated Deficit                                                   (619,761)      (426,732)
Accumulated Other Comprehensive Income (Loss)                          179,337        (74,985)
---------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                             792,426        700,090
=============================================================================================

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 1,513,292    $ 1,057,937
=============================================================================================


         The accompanying notes are an integral part of these financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
==============================================================================================

                                                         (U.S. DOLLARS)

                                                         RETAINED                  ACCUMULATED
                                             COMMON      EARNINGS         OTHER       TOTAL
                               NUMBER OF      STOCK    (ACCUMULATED  COMPREHENSIVE STOCKHOLDERS'
                                SHARES   (NO PAR VALUE)   DEFICIT)    INCOME (LOSS)  EQUITY
----------------------------------------------------------------------------------------------
Balance - January 1, 2002      1,387,835   $  598,712   $    1,095    $   25,102    $  624,909

Common Stock Issued            2,094,580      603,095           --            --       603,095

Net Loss                              --           --     (427,827)           --      (427,827)

Other Comprehensive Loss              --           --           --      (100,087)     (100,087)
----------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2002    3,482,415    1,201,807     (426,732)      (74,985)      700,090

Common Stock Issued               90,163       31,043           --            --        31,043

Net Loss                              --           --     (193,029)           --      (193,029)

Other Comprehensive Income            --           --           --       254,322       254,322
----------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2003    3,572,578   $1,232,850   $ (619,761)   $  179,337    $  792,426
==============================================================================================

          The accompanying notes are an integral part of these financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
===================================================================================================

                                                                               (U.S. DOLLARS)

Years Ended December 31,                                                     2003           2002
---------------------------------------------------------------------------------------------------
REVENUE
Revenue from Operations                                                  $   310,838    $   338,664
Other Income                                                                 130,831         79,984
---------------------------------------------------------------------------------------------------

TOTAL REVENUE                                                                441,669        418,648
---------------------------------------------------------------------------------------------------

OPERATING EXPENSES
General and Administrative                                                   359,313        402,000
Professional Services                                                         70,686        128,945
Depreciation                                                                   3,754          6,760
Bad Debts Expense                                                                 --        102,946
Interest Expense                                                             200,945        205,824
---------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                                     634,698        846,475
---------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                        (193,029)      (427,827)

Provision for Income Taxes                                                        --             --
---------------------------------------------------------------------------------------------------

NET LOSS                                                                    (193,029)      (427,827)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF INCOME TAX
Foreign Currency Translation Adjustment                                      150,010       (163,590)
Unrealized Gain on Investment in Rights to Real Estate Sales Contracts       104,312         63,503
---------------------------------------------------------------------------------------------------

COMPREHENSIVE INCOME (LOSS)                                              $    61,293    $  (527,914)
===================================================================================================

NET LOSS PER SHARE - BASIC AND DILUTED                                   $     (0.05)   $     (0.27)
===================================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED                    3,538,311      1,607,487
===================================================================================================


            The accompanying notes are an integral part of these financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


CONSOLIDATED STATEMENTS OF CASH FLOWS
=====================================================================================

                                                                   (U.S. DOLLARS)

Years Ended December 31,                                         2003         2002
-------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS                                                       $(193,029)   $(427,827)

NON-CASH ADJUSTMENTS:
Bad Debts Expense                                                     --      102,946
Depreciation                                                       3,754        6,760
Loss on Disposal of Equipment                                      8,821           --

CHANGES IN ASSETS AND LIABILITIES:
Accounts Receivable                                             (117,351)     384,161
Taxes Recoverable                                                     --        1,001
Other Current Assets                                              (1,307)       2,688
Accounts Payable and Accrued Expenses                            207,763       26,009
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                         (91,349)      95,738
-------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment                               (2,245)      (1,863)
Proceeds from Return of Capital on Investment in Rights
  to Real Estate Sales Contracts                                  54,847       23,711
Acquisition of Rights to Real Estate Sales Contracts                  --     (650,142)
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                          52,602     (628,294)
-------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (Repayments on) Lines of Credit, Net                21,314     (245,005)
Advances from (Repayments to) Stockholders, Net                   44,466       23,186
Advances to Affiliated Company                                   (62,174)          --
Proceeds from Issuance of Common Stock                            31,043      603,095
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                          34,649      381,276
-------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS       6,867      131,813
-------------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                            2,769      (19,467)

Cash and Cash Equivalents - Beginning of Year                     37,582       57,049
-------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF YEAR                        $  40,351    $  37,582
=====================================================================================

SUPPLEMENTAL DISCLOSURES
=====================================================================================

Interest Paid                                                  $ 200,945    $ 205,824
Income Taxes Paid                                              $      --    $      --
=====================================================================================

   The accompanying notes are an integral part of these financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE A -  NATURE OF OPERATIONS
          UCS Fomento Comercial S.A. (the "Company") was formed on May 22, 2001 under the laws of the country of Brazil. The Company provides accounts receivable collection services to domestic stores through a check discounting arrangement. The Company charges its clients approximately 6% per month of amounts paid. The Company also provides consumer financing for domestic purchases of items such as, electronic equipment, furniture, construction and used cars for the customers of the domestic stores they have as clients. The Company also serves as a collection agency for these stores on past due accounts.

          In 2002, the Company purchased credit rights on the future revenue stream of a block of real estate sales contracts. The Company is entitled to a pro rata share of the proceeds from the sale of the lots. The lots are expected to be sold over the next 7.5 years and the Company is entitled to monthly payments adjusted for a consumer price index in Brazil with interest at 12% annually.

          PRINCIPLES OF CONSOLIDATION
          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, U.C.S. Cia. Securitizadora de Creditas Financeiros S.A. All significant intercompany balances and transactions have been eliminated on consolidation.

          RISKS OF FOREIGN OPERATIONS
          The Company primarily operates in Brazil, making it susceptible to changes in the economic, political, and social conditions in Brazil. Brazil has experienced political, economic, and social uncertainty in recent years, including an economic crisis characterized by exchange rate instability and currency devaluation, increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Under its current leadership, the Brazilian government has been pursuing economic stabilization policies, including the encouragement of foreign trade and investment and an exchange rate policy of free market flotation. Despite the current improvement of Brazilian economic environment, no assurance can be given that the Brazilian government will continue to pursue these policies, that these policies will be successful if pursued or that these policies will not be significantly altered. A decline in the Brazilian economy, political or social problems or a reversal of Brazi's foreign investment policy is likely to have an adverse effect on the Company's results of operations and financial condition. Additionally, inflation in Brazil may lead to higher wages and salaries for employees and increase the cost of raw materials, which would adversely affect the Company's profitability.

          Risks inherent in foreign operations include nationalization, war, terrorism, and other political risks and risks of increases in foreign taxes or U.S. tax treatment of foreign taxes paid and the imposition of foreign government royalties and fees.

NOTE B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          METHOD OF ACCOUNTING
          The Company maintains its books and prepares its financial statements on the accrual basis of accounting.


                                                                   - continued -

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          FOREIGN CURRENCY TRANSLATION
          The functional currency of the Company's foreign operations is the Brazilian Real. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues, expenses and cash flows are translated at the weighted-average rates of exchange in effect for the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity and comprehensive income. There are no foreign currency transaction gains and losses as all operations are currently conducted in Brazil.

          CASH AND CASH EQUIVALENTS
          Cash and cash equivalents include deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

          ACCOUNTS RECEIVABLE
          Accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance based on prior bad debt experience and a review of existing receivables. It is the Company's policy to charge off uncollectible accounts receivable when management determines the receivable will not be collected.

          PROPERTY, PLANT AND EQUIPMENT
          Property,  plant and  equipment are stated at cost,  less  accumulated
          depreciation   computed  using  the  straight-line   method  over  the
          estimated useful lives as follows:

          Computer Equipment and Software               5 Years
          Office Furniture and Equipment               10 Years
          Vehicles                                      5 Years

          Maintenance and repairs are charged to expense as incurred. The cost of the assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

          LONG-LIVED ASSETS
          In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company tests long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charges were recorded in 2003 and 2002.

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2003 and 2002, the carrying value of certain financial instruments (accounts receivable, accounts payable, and current portion of capital lease obligations) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates. At December 31, 2003 and 2002, the Company has no long-term debt.

                                                                   - continued -

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          REVENUE RECOGNITION
          The Company recognizes revenue relating to its check discounting service when it is realized or realizable and earned. The Company considers revenue realized or realizable when the service has been performed for their clients, the sales price is fixed or determinable and collectibility is reasonably assured.

          The Company recognizes revenue on its rights to real estate sales contracts on a pro rata basis based on its share of the proceeds from the sale of the lots.

          USE OF ESTIMATES
          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

          INCOME TAX AND SOCIAL CONTRIBUTION ON PROFIT
          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances.

          Income tax and social contribution on profit are calculated in accordance with the tax law currently in effect. The accrual for income tax is calculated at the rate of 15% on taxable income, plus an additional 10% when applicable. Social contribution on profit is calculated at the rate of 9% on taxable income.

          NET INCOME (LOSS) PER COMMON SHARE
          Net income (loss) per common share ("EPS") is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic EPS is computed by dividing net income (loss) by weighted average shares outstanding. Diluted EPS includes the dilutive effect of stock options and warrants issued. There were no dilutive effects of stock options and warrants in 2003 or 2002, due to the net losses incurred for the years ended December 31, 2003 and 2002.

          COMPREHENSIVE INCOME (LOSS)
          Comprehensive income (loss) includes all changes in stockholders' equity during the period except those resulting from investments by stockholders and distribution to stockholders. The Company's comprehensive income (loss) includes net income (loss), foreign currency translation adjustment, and unrealized gains or losses on investment in rights to real estate sales contracts.

                                                                   - continued -

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE B -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          ACCOUNTING PRONOUNCEMENTS
          In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement clarifies the accounting guidance on derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. The standard is effective for contracts entered into or modified after June 30, 2003. The adoption of this standard has not had a material impact on the Company's financial condition or results of operations.

          In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within the scope of SFAS No. 150 as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard has not had a material impact on the Company's financial condition or results of operations.

          On January 17, 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities." The objective of Financial Interpretation No. 46 is to improve financial reporting by companies involved with variable interest entities. Financial Interpretation No. 46 changes certain consolidation requirements by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements apply to entities created before February 1, 2003, and no later than the beginning of the first fiscal year or interim period beginning after December 15, 2003, as amended by FASB Staff Position Financial Interpretation 46-R. The Company does not expect the adoption of this standard to have a material impact on its financial condition or results of operations.

          In November 2002, the Emerging Issues Task Force reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Issue 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of Issue 00-21 applied to revenue arrangements entered into in periods beginning after June 15, 2003. The adoption of Issue 00-21 did not have a material effect on the Company's financial position or results of operations.

NOTE C -  ACCOUNTS RECEIVABLE
          Accounts receivable consisted of the following:

          ======================================================================
          December 31,                                           2003       2002
          ----------------------------------------------------------------------

          Accounts Receivable                               $743,662   $507,264
          Less:  Allowance for Doubtful Accounts              62,614     48,826
          ----------------------------------------------------------------------

          Net Accounts Receivable                           $681,048   $458,438
          ======================================================================

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


NOTE D -  PROPERTY AND EQUIPMENT
          Property and equipment consisted of the following:

          ======================================================================

          December 31,                                        2003       2002
          ----------------------------------------------------------------------

          Computer Equipment and Software                   $ 17,902   $ 13,514
          Office Furniture and Equipment                       5,161      3,485
          Vehicles                                                --     10,262
          ----------------------------------------------------------------------
                                                            $ 23,063   $ 27,261
          Less:  Accumulated Depreciation                      9,206      7,084
          ----------------------------------------------------------------------

          Net Property and Equipment                        $ 13,857   $ 20,177
          ======================================================================

NOTE E -  INVESTMENT IN RIGHTS TO REAL ESTATE SALES CONTRACTS
          In 2002, the Company acquired a 14% interest in a portfolio of rights to real estate sales contracts. The Company is entitled to an equivalent share of the proceeds from the sale of the real estate lots, which are expected to be sold over a 7 1/2 year period. The
          Company is also entitled to monthly payments which are based on a recognized Brazilian consumer price index with interest at 12%
          annually. The Company is not able to influence the operating and financial policies of the partnership and classifies the investment as available for sale. Accordingly, the Company has adjusted the carrying value of the investment to fair market value as of December 31, 2003 and 2002.

NOTE F -  LINES OF CREDIT
          Lines of credit consisted of the following:

          ======================================================================
          December 31,                                        2003       2002
          ----------------------------------------------------------------------

          BANCO RENDIMENTO

          Revolving   line  of   credit   for
          $103,410  (at  December  31,  2003)
          with  interest  at 31.2%  annually.
          Secured by the personal  guarantees
          of the stockholders.                              $ 20,459   $     --

          Revolving   line  of   credit   for
          $68,940 (at December 31, 2003) with
          interest at 33.6% annually. Secured
          by the personal  guarantees  of the
          stockholders.                                       24,299         --

          Revolving   line  of   credit   for
          $103,410  (at  December  31,  2003)
          with  interest  at 36.0%  annually.
          Secured by the personal  guarantees
          of the stockholders.                               103,410         --

          Revolving   line  of   credit   for
          $155,115  (at  December  31,  2003)
          with  interest  at 31.2%  annually.
          Secured by the personal  guarantees
          of the stockholders.                                55,469         --

          Lines of credit paid in full.                           --     83,949
          ----------------------------------------------------------------------

                                                                   - continued -

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE F -  LINES OF CREDIT - CONTINUED

          ======================================================================
          December 31,                                        2003       2002
          ----------------------------------------------------------------------

          BANCO BRADEESCO

          Revolving   line  of   credit   for
          $120,645  (at  December  31,  2003)
          with  interest  at  9.6%  annually.
          Secured by the  receivables  of the
          Company.                                          $ 37,703   $     --

          BANCO PAULISTA
          Lines of credit paid in full.                           --     35,394

          BANCO SAFRA
          Lines of credit paid in full.                           --     60,405
          ----------------------------------------------------------------------
                                                            $241,340   $179,748
          ======================================================================

NOTE G -  DEFERRED INCOME TAXES
          The tax effect of significant temporary differences that gave rise to the benefit is as follows:

          ======================================================================
          December 31,                                        2003       2002
          ----------------------------------------------------------------------

          Operating Loss Available to Offset
             Future Income Taxes                            $210,719   $145,089
          Valuation Allowance                               (210,719)  (145,089)
          ----------------------------------------------------------------------

          Net Deferred Tax Assets                           $     --   $     --
          ======================================================================

          The Company has determined that realization of a deferred tax asset is not likely and therefore a valuation allowance has been recorded against this deferred income tax asset.

          CURRENT INCOME TAXES
          The Company has losses of approximately $619,761 which can be used to offset future taxable income up to 30% in each fiscal year.

NOTE H -  RELATED PARTY TRANSACTIONS
          Due to stockholders represents advances from stockholders to the Company for working capital purposes. The amounts due bear interest at 12% annually and are payable on demand.

          The loan receivable from affiliate is non-interest bearing and is payable on demand.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE I -  LEASE ARRANGEMENTS
          The Company leases office space under an operating lease which expires in June 2004. The lease has an automatic annual renewal option, with the annual lease amount of $5,377 (as of December 31, 2003) adjusted for a consumer price index in Brazil.

          Estimated future minimum lease payments are as follows:

             2004        2005        2006        2007        2008        Total
          ----------------------------------------------------------------------
          $ 2,689        $ --        $ --        $ --        $ --      $ 2,689
          ======================================================================

          Rent expense under operating lease was $5,170 and $5,635 for the years ended December 31, 2003 and 2002, respectively.

                           UCS FOMENTO COMERCIAL S.A.
                                SAO PAULO, BRAZIL

            =========================================================
               INTERIM CONSOLIDATED FINANCIAL REPORTS (UNAUDITED)
                                       AT
                               SEPTEMBER 30, 2004
            =========================================================

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


TABLE OF CONTENTS
================================================================================

Interim Consolidated Balance Sheets at September 30, 2004 (Unaudited)
  and December 31, 2003........................................................1

Interim Consolidated Statements of Changes in Stockholders' Equity for the
  Nine Months Ended September 30, 2004 (Unaudited) and for the Year Ended
  December 31, 2003............................................................2

Interim Consolidated Statements of Operations and Comprehensive Income for the
  Nine Months Ended September 30, 2004 and 2003 (Unaudited)....................3

Interim Consolidated Statements of Cash Flows for the Nine Months Ended
  September 30, 2004 and 2003 (Unaudited)......................................4

Notes to the Interim Consolidated Financial Statements......................5-10

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


INTERIM CONSOLIDATED BALANCE SHEETS
===============================================================================================

                                                                           (U.S. DOLLARS)

                                                                       (UNAUDITED)
                                                                      SEPTEMBER 30, DECEMBER 31,
                                                                          2004         2003
-----------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash and Cash Equivalents                                            $    83,281    $    40,351
Accounts Receivable - Net of Allowance for Doubtful Accounts           1,195,424        681,048
Other Current Assets                                                       4,800          3,475
Loan to Affiliated Company                                                89,016         64,673
-----------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                   1,372,521        789,547

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                  14,264         13,857

OTHER ASSETS
Investment in Rights to Real Estate Sales Contracts                      828,748        709,888
-----------------------------------------------------------------------------------------------

TOTAL ASSETS                                                         $ 2,215,533    $ 1,513,292
===============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Lines of Credit                                                      $   791,831    $   241,340
Accounts Payable and Accrued Expenses                                    524,906        383,018
Due to Stockholders                                                      165,464         96,508
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                      1,482,201        720,866
-----------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common Stock - No Par; 3,574,530 Shares Authorized;
               3,572,578 Shares Issued and Outstanding                 1,232,850      1,232,850
Accumulated Deficit                                                     (862,419)      (619,761)
Accumulated Other Comprehensive Income                                   362,901        179,337
-----------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                               733,332        792,426
===============================================================================================

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 2,215,533    $ 1,513,292
===============================================================================================


       The accompanying notes are an integral part of these interim financial statements

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
========================================================================================================================

                                                                                    (U.S. DOLLARS)

                                                                                               ACCUMULATED
                                                                       COMMON                     OTHER         TOTAL
                                                         NUMBER OF      STOCK     ACCUMULATED COMPREHENSIVE STOCKHOLDERS'
                                                           SHARES  (NO PAR VALUE)   DEFICIT    INCOME (LOSS)    EQUITY
------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 2002                              3,482,415   $1,201,807   $ (426,732)   $  (74,985)   $  700,090

Common Stock Issued                                         90,163       31,043           --            --        31,043

Net Loss for the Period                                         --           --     (193,029)           --      (193,029)

Other Comprehensive Income for the Period                       --           --           --       254,322       254,322
-----------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 2003                              3,572,578    1,232,850     (619,761)      179,337       792,426

Net Loss for the Period (Unaudited)                             --           --     (242,658)           --      (242,658)

Other Comprehensive Income for the Period (Unaudited)           --           --           --       183,564       183,564
------------------------------------------------------------------------------------------------------------------------

BALANCE - SEPTEMBER 30, 2004 (UNAUDITED)                 3,572,578   $1,232,850   $ (862,419)   $  362,901    $  733,332
========================================================================================================================


                   The accompanying notes are an integral part of these interim financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME  (UNAUDITED)
===================================================================================================

                                                                               (U.S. DOLLARS)

Nine Months Ended September 30,                                              2004          2003
---------------------------------------------------------------------------------------------------
REVENUE
Revenue from Operations                                                  $   243,366    $   237,421
Other Income                                                                  89,313         65,694
---------------------------------------------------------------------------------------------------

TOTAL REVENUE                                                                332,679        303,115
---------------------------------------------------------------------------------------------------

OPERATING EXPENSES
General and Administrative                                                   293,241        259,386
Professional Services                                                         38,643         53,633
Depreciation                                                                   1,987          2,600
Bad Debts Expense                                                            100,540             --
Interest Expense                                                             140,926        149,593
---------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                                     575,337        465,212
---------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                        (242,658)      (162,097)

Provision for Income Taxes                                                        --             --
---------------------------------------------------------------------------------------------------

NET LOSS                                                                    (242,658)      (162,097)

OTHER COMPREHENSIVE INCOME, NET OF INCOME TAX
Foreign Currency Translation Adjustment                                       10,553        139,687
Unrealized Gain on Investment in Rights to Real Estate Sales Contracts       173,011         36,577
---------------------------------------------------------------------------------------------------

COMPREHENSIVE INCOME (LOSS)                                              $   (59,094)   $    14,167
===================================================================================================

NET LOSS PER SHARE - BASIC AND DILUTED                                   $     (0.07)   $     (0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED                    3,572,578      3,524,122
===================================================================================================


        The accompanying notes are an integral part of these interim financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
=====================================================================================

                                                                   (U.S. DOLLARS)

Nine Months Ended September 30,                                   2004         2003
-------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS                                                       $(242,658)   $(162,097)

NON-CASH ADJUSTMENTS:
Bad Debts Expense                                                100,540           --
Depreciation                                                       1,987        2,600
Loss on Disposal of Equipment                                         --        8,697

CHANGES IN ASSETS AND LIABILITIES:
Accounts Receivable                                             (584,144)    (111,178)
Other Current Assets                                              (1,218)     (27,480)
Accounts Payable and Accrued Expenses                            130,242      129,413
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                        (595,251)    (160,045)
-------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment                               (2,155)      (1,078)
Proceeds from Return of Capital on Investment in Rights
  to Real Estate Sales Contracts                                  70,202       74,523
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                          68,047       73,445
-------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (Repayments on) Lines of Credit, Net               525,445       12,674
Advances from (Repayments to) Stockholders, Net                   64,747       44,760
Advances to Affiliated Company                                   (22,362)     (31,207)
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                         567,830       26,227
-------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS       2,304       35,889
-------------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                           42,930      (24,484)

Cash and Cash Equivalents - Beginning of Period                   40,351       37,582
-------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                      $  83,281    $  13,098
=====================================================================================

SUPPLEMENTAL DISCLOSURES
=====================================================================================

Interest Paid                                                  $ 140,926    $ 149,593
Income Taxes Paid                                              $      --    $      --
=====================================================================================


 The accompanying notes are an integral part of these interim financial statements.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE A -  BASIS OF PRESENTATION
          The interim unaudited consolidated financial statements of UCS Fomento Comercial S.A. (the "Company") have been prepared by the Company, without audit, and reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Certain financial information that is not required for interim financial reporting purposes has been omitted.

NOTE B -  NATURE OF OPERATIONS
          The Company was formed on May 22, 2001 under the laws of the country of Brazil. The Company provides accounts receivable collection services to domestic stores through a check discounting arrangement. The Company charges its clients approximately 6% per month of amounts paid. The Company also provides consumer financing for domestic purchases of items such as, electronic equipment, furniture, construction and used cars for the customers of the domestic stores they have as clients. The Company also serves as a collection agency for these stores on past due accounts.

          In 2002, the Company purchased credit rights on the future revenue stream of a block of real estate sales contracts. The Company is entitled to a pro rata share of the proceeds from the sale of the lots. The lots are expected to be sold over the next 7.5 years and the Company is entitled to monthly payments adjusted for a consumer price index in Brazil with interest at 12% annually.

          PRINCIPLES OF CONSOLIDATION
          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, U.C.S. Cia. Securitizadora de Creditas Financeiros S.A. All significant intercompany balances and transactions have been eliminated on consolidation.

          RISKS OF FOREIGN OPERATIONS
          The Company primarily operates in Brazil, making it susceptible to changes in the economic, political, and social conditions in Brazil. Brazil has experienced political, economic, and social uncertainty in recent years, including an economic crisis characterized by exchange rate instability and currency devaluation, increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Under its current leadership, the Brazilian government has been pursuing economic stabilization policies, including the encouragement of foreign trade and investment and an exchange rate policy of free market flotation. Despite the current improvement of Brazilian economic environment, no assurance can be given that the Brazilian government will continue to pursue these policies, that these policies will be successful if pursued or that these policies will not be significantly altered. A decline in the Brazilian economy, political or social problems or a reversal of Brazil's foreign investment policy is likely to have an adverse effect on the Company's results of operations and financial condition. Additionally, inflation in Brazil may lead to higher wages and salaries for employees and increase the cost of raw materials, which would adversely affect the Company's profitability.

          Risks inherent in foreign operations include nationalization, war, terrorism, and other political risks and risks of increases in foreign taxes or U.S. tax treatment of foreign taxes paid and the imposition of foreign government royalties and fees.

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE C -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          METHOD OF ACCOUNTING
          The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

          FOREIGN CURRENCY TRANSLATION
          The functional currency of the Company's foreign operations is the Brazilian Real. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues, expenses and cash flows are translated at the weighted-average rates of exchange in effect for the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity and comprehensive income. There are no foreign currency transaction gains and losses as all operations are currently conducted in Brazil.

          CASH AND CASH EQUIVALENTS
          Cash and cash equivalents include deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

          ACCOUNTS RECEIVABLE
          Accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance based on prior bad debt experience and a review of existing receivables. It is the Company's policy to charge off uncollectible accounts receivable when management determines the receivable will not be collected.

          PROPERTY, PLANT AND EQUIPMENT
          Property,  plant and  equipment are stated at cost,  less  accumulated
          depreciation   computed  using  the  straight-line   method  over  the
          estimated useful lives as follows:

          Computer Equipment and Software                 5 Years
          Office Furniture and Equipment                 10 Years
          Vehicles                                        5 Years

          Maintenance and repairs are charged to expense as incurred. The cost of the assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

          LONG-LIVED ASSETS
          In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company tests long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charges were recorded during the nine months ended September 30, 2004 and 2003 (Unaudited).


                                                                   - continued -

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE C -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At September 30, 2004 (Unaudited) and December 31, 2003, the carrying value of certain financial instruments (accounts receivable, accounts payable, and current portion of capital lease obligations) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates. At September 30, 2004 (Unaudited) and December 31, 2003, the Company has no long-term debt.

          REVENUE RECOGNITION
          The Company recognizes revenue relating to its check discounting service when it is realized or realizable and earned. The Company considers revenue realized or realizable when the service has been performed for their clients, the sales price is fixed or determinable and collectibility is reasonably assured.

          The Company recognizes revenue on its rights to real estate sales contracts on a pro rata basis based on its share of the proceeds from the sale of the lots.

          USE OF ESTIMATES
          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

          INCOME TAX AND SOCIAL CONTRIBUTION ON PROFIT
          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances.

          Income tax and social contribution on profit are calculated in accordance with the tax law currently in effect. The accrual for income tax is calculated at the rate of 15% on taxable income, plus an additional 10% when applicable. Social contribution on profit is calculated at the rate of 9% on taxable income.


                                                                   - continued -

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE C -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

          NET INCOME (LOSS) PER COMMON SHARE
          Net income (loss) per common share ("EPS") is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic EPS is computed by dividing net income (loss) by weighted average shares outstanding. Diluted EPS includes the dilutive effect of stock options and warrants issued. There were no dilutive effects of stock options and warrants during the nine months ended September 30, 2004 or 2003 (Unaudited), due to the net losses incurred for the nine months ended September 30, 2004 and 2003 (Unaudited).

          COMPREHENSIVE INCOME (LOSS)
          Comprehensive income (loss) includes all changes in stockholders' equity during the period except those resulting from investments by stockholders and distribution to stockholders. The Company's comprehensive income (loss) includes net income (loss), foreign currency translation adjustment, and unrealized gains or losses on investment in rights to real estate sales contracts.

NOTE D -  ACCOUNTS RECEIVABLE
          Accounts receivable consisted of the following:

          ======================================================================
                                                   (UNAUDITED)
                                                  SEPTEMBER 30,    DECEMBER 31,
                                                       2004            2003
          ----------------------------------------------------------------------
          Accounts Receivable                     $   1,363,647    $    743,662
          Less:  Allowance for Doubtful Accounts        168,223          62,614
          ----------------------------------------------------------------------
          Net Accounts Receivable                 $   1,195,424    $    681,048
          ======================================================================

NOTE E -  PROPERTY AND EQUIPMENT
          Property and equipment consisted of the following:

          ======================================================================
                                                   (UNAUDITED)
                                                  SEPTEMBER 30,    DECEMBER 31,
                                                      2004             2003
          ----------------------------------------------------------------------
          Computer Equipment and Software         $      19,863    $     17,902
          Office Furniture and Equipment                  5,689           5,161
          ----------------------------------------------------------------------
                                                  $      25,552    $     23,063
          Less:  Accumulated Depreciation                11,288           9,206
          ----------------------------------------------------------------------
          Net Property and Equipment              $      14,264    $     13,857
          ======================================================================

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

NOTE F -  INVESTMENT IN RIGHTS TO REAL ESTATE SALES CONTRACTS
          In 2002, the Company acquired a 14% interest in a portfolio of rights to real estate sales contracts. The Company is entitled to an equivalent share of the proceeds from the sale of the real estate lots, which are expected to be sold over a 7 1/2 year period. The
          Company is also entitled to monthly payments which are based on a recognized Brazilian consumer price index with interest at 12%
          annually. The Company is not able to influence the operating and financial policies of the partnership and classifies the investment as available for sale. Accordingly, the Company has adjusted the carrying value of the investment to fair market value as of September 30, 2004 (Unaudited) and December 31, 2003.

NOTE G -  LINES OF CREDIT
          Lines of credit consisted of the following:

          ======================================================================
                                                   (UNAUDITED)
                                                  SEPTEMBER 30,    DECEMBER 31,
                                                     2004              2003
          ----------------------------------------------------------------------
          BANCO RENDIMENTO

          Revolving   line  of   credit   for
          $87,625  (at  September  30,  2004)
          with  interest at 31.20%  annually.
          Secured by the personal  guarantees
          of the stockholders.                    $      87,625    $         --

          Revolving   line  of   credit   for
          $350,500  (at  September  30, 2004)
          with  interest at 31.20%  annually.
          Secured by the personal  guarantees
          of the stockholders.                          350,500              --

          Lines of credit paid in full.                      --         203,637

          BANCO BRADESCO
          Revolving   line  of   credit   for
          $122,675  (at  September  30, 2004)
          with  interest  at  9.6%  annually.
          Secured by the  receivables  of the
          Company.                                       23,443          37,703

          BANCO INDUVAL
          Revolving   line  of   credit   for
          $175,250  (at  September  30, 2004)
          with  interest at 16.80%  annually.
          Secured by the  receivables  of the
          Company.                                      173,204              --

          Revolving   line  of   credit   for
          $175,250  (at  September  30, 2004)
          with  interest at 16.80%  annually.
          Secured by the  receivables  of the
          Company.                                      157,059              --
          ----------------------------------------------------------------------
          Total Lines of Credit                   $     791,831    $    241,340
          ======================================================================

UCS FOMENTO COMERCIAL S.A.
SAO PAULO, BRAZIL


NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


NOTE H -  DEFERRED INCOME TAXES
          The tax effect of significant temporary differences that gave rise to the benefit is as follows:

          ======================================================================
                                                   (UNAUDITED)
                                                  SEPTEMBER 30,    DECEMBER 31,
                                                     2004             2003
          ----------------------------------------------------------------------
          Operating Loss Available to Offset
             Future Income Taxes                  $     293,222    $    210,719
          Valuation Allowance                          (293,222)       (210,719)
          ----------------------------------------------------------------------
          Net Deferred Tax Assets                 $          --    $         --
          ======================================================================

          The Company has determined that realization of a deferred tax asset is not likely and therefore a valuation allowance has been recorded against this deferred income tax asset.

          CURRENT INCOME TAXES
          The Company has losses of approximately $862,419 which can be used to offset future taxable income up to 30% in each fiscal year.

NOTE I -  RELATED PARTY TRANSACTIONS
          Due to stockholders represents advances from stockholders to the Company for working capital purposes. The amounts due bear interest at 12% annually and are payable on demand.

          The loan receivable from affiliate is non-interest bearing and is payable on demand.

NOTE J -  LEASE ARRANGEMENTS
          The Company leases office space under an operating lease which expires in June 2005. The lease has an automatic annual renewal option, with the annual lease amount of $5,468 (as of September 30, 2004) adjusted for a consumer price index in Brazil.

          Future minimum payments are as follows:

               2005      2006        2007        2008        2009        Total
          ----------------------------------------------------------------------
            $ 4,101      $ --        $ --        $ --        $ --      $ 4,101
          ======================================================================

          Rent expense under operating lease was $3,943 and $3,823 for the nine months ended September 30, 2004 and 2003, respectively.

                               UCS FINANCIAL INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)


             -------------------------------------------------------
                                FINANCIAL REPORTS
                                       AT
                                DECEMBER 5, 2004
             -------------------------------------------------------

UCS FINANCIAL INC.
(A Development Stage Company)
(A DELAWARE Corporation)


TABLE OF CONTENTS
-------------------------------------------------------------------------------


Report of Independent Registered Public Accounting Firm                     1

Balance Sheet at December 5, 2004                                           2

Statement of Changes in Stockholders' Deficit for the Period From
  Date of Inception (November 30, 2004) through December 5, 2004            3

Statement of Operations for the Period From Date of Inception
  (November 30, 2004) through December 5, 2004                              4

Statement of Cash Flows for the Period From Date of Inception
  (November 30, 2004) through December 5, 2004                              5

Notes to Financial Statements                                               6

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of UCS Financial Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of UCS Financial Inc. (incorporated in Delaware) as at December 5, 2004 and the related statements of operations, cash flows and stockholders' deficit for the period ended from November 30, 2004 (date of inception) through December 5, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UCS Financial Inc. as at December 5, 2004 and the results of its operations and its cash flows for the period from inception to December 5, 2004 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is a Development Stage Company and has no established source of revenue. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


   1167 Caledonia Road
   Toronto, Ontario M6A 2X1
   Tel:  416 785 5353
   Fax:  416 785 5663


Toronto, Ontario, Canada
January 6, 2005
Chartered Accountants

UCS FINANCIAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)

BALANCE SHEET
====================================================================================

December 5,                                                                 2004
------------------------------------------------------------------------------------

ASSETS

Current Assets                                                            $       -
------------------------------------------------------------------------------------

Total Assets                                                              $       -
====================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable                                                          $     217
Due to Related Party                                                         15,000
------------------------------------------------------------------------------------

Total Liabilities                                                            15,217
------------------------------------------------------------------------------------

Stockholders' Deficit
Common Stock:  $.001 Par; 100,000,000 Shares Authorized;
                            205,000 Shares Issued and Outstanding               205
Preferred Stock:  $.001 Par; 10,000,000 Shares Authorized;
                            No Shares Issued and Outstanding                      -
Additional Paid-in Capital                                                    4,920
Accumulated Deficit During the Development Stage                            (20,342)
------------------------------------------------------------------------------------

Total Stockholders' Deficit                                                 (15,217)
------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit                               $       -
====================================================================================

   The accompanying notes are an integral part of these financial statements.

UCS FINANCIAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)


STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
=================================================================================================================================
                                                                                                   Accumulated
                                                               Common     Preferred                  Deficit
                                                                Stock       Stock      Additional   During the        Total
                                                   Number    ($0.001 Par ($0.001 Par    Paid-In    Development    Stockholders'
                                                 of Shares     Value)       Value)      Capital       Stage          Deficit
---------------------------------------------------------------------------------------------------------------------------------

Inception - November 30, 2004                           -      $     -    $      -     $      -   $        -      $        -

Common Stock Issued for Services Rendered         205,000          205           -        4,920            -           5,125

Net Loss for the Period                                 -            -           -            -      (20,342)        (20,342)
---------------------------------------------------------------------------------------------------------------------------------

Balance - December 5, 2004                        205,000     $    205    $      -     $  4,920   $  (20,342)     $  (15,217)
=================================================================================================================================

   The accompanying notes are an integral part of these financial statements.

UCS FINANCIAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)


STATEMENT OF OPERATIONS
===============================================================================

                                                            Period From
                                                           Date of Inception
                                                          (November 30, 2004)
                                                              Through
                                                           December 5, 2004
-------------------------------------------------------------------------------

Revenues                                                   $             -

Expenses
Franchise Taxes and Filing Fees                                         60
Organizational Expenses                                             20,282
-------------------------------------------------------------------------------

Net Loss for the Period                                    $       (20,342)
===============================================================================

   The accompanying notes are an integral part of these financial statements.

UCS FINANCIAL INC.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)

STATEMENT OF CASH FLOWS
===============================================================================

                                                              Period From
                                                             Date of Inception
                                                            (November 30, 2004)
                                                                Through
                                                             December 5, 2004
-------------------------------------------------------------------------------

Cash Flows from Operating Activities

Net Loss for the Period                                      $       (20,342)

Non-Cash Adjustments:
Common Stock Issued for Services Rendered                              5,125

Changes in Assets and Liabilities:
Accounts Payable                                                         217
Due to Related Party                                                  15,000
-------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                                   -

Net Cash Flows from Investing Activities                                   -

Net Cash Flows from Financing Activities                                   -
-------------------------------------------------------------------------------

Net Change in Cash and Cash Equivalents                                    -

Cash and Cash Equivalents - Beginning of Period                            -
-------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period                    $             -
===============================================================================

Supplemental Disclosures
===============================================================================

Income Taxes Paid                                            $             -
Interest Paid                                                $             -
===============================================================================


   The accompanying notes are an integral part of these financial statements.

UCS FINANCIAL INC.
(A Development Stage Company)
(A DELAWARE Corporation)

NOTES TO FINANCIAL STATEMENTS
===============================================================================


Note A -   Going Concern
           The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses of $20,342 through December 5, 2004. As a result, there is an accumulated deficit of $20,342 at December 5, 2004.

           The Company's continued existence is dependent upon its ability to raise capital or to successfully market and sell its products. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note B -   Summary of Significant Accounting Policies
           Method of Accounting
           The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

Note C -   Scope of Business
           UCS Financial Inc. ("The Company") was formed on November 30, 2004, under the laws of the State of Delaware. The Company was dormant until December 5, 2004, when it was determined to commence its general business activities.

Note D -   Organizational Costs
           Organizational costs represent management, consulting, legal, accounting, and filing fees, incurred to date in the formation of the Company. Organizational costs are expensed as incurred in accordance with Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities".

Note E -   Accrued Delaware State Franchise Taxes
           All corporations formed under Delaware State law, whether active or inactive, are subject to annual minimum Delaware State franchise taxes and filing fees. The Company has accrued for these costs for the period November 30, 2004 through December 5, 2004.

Note F -   Due to Related Party
           The amount is owing to a director of the majority shareholder of the company, is non-interest bearing and is payable on demand.

Note G -   Subsequent Events
           On December 10, 2004, the Company entered into a share exchange agreement, whereby at the closing the Company will acquire 99.94% of the total outstanding shares of UCS Fomento Comercial S.A., in exchange for an aggregate of 17,860,220 shares of common stock of the Company.

           Notwithstanding that the company will become the legal acquirer of UCS Fomento Comercial S.A., the transaction will be accounted for as a reverse acquisition equivalent to the issuance of the shares by UCS Fomento Comercial S.A. for the net assets of the company accompanied by a recapitalization.

================================================================================

We haven't authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by UCS Financial, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Summary..........................................................
Risk Factors................................................................
Forward-Looking Statements .................................................
Use of Proceeds.............................................................
Description of the Transactions.............................................
Selling Stockholders .......................................................
Description of Securities...................................................
Plan of Distribution .......................................................
Indemnification of Officers and Directors...................................
Legal Matter................................................................
Experts.....................................................................

================================================================================


================================================================================


                                   2,675,000

                                   SHARES OF

                                  COMMON STOCK



                               UCS FINANCIAL, INC.


                                   PROSPECTUS


                                January __, 2005

================================================================================

Dealer Prospectus Delivery Obligation

      Until _______ 2006 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

      Nature of Expense                                          Amount
      ------------------                                       ----------
      SEC Registration fee                                     $   314.85
      Accounting fees and expenses                              10,000.00*
      Legal fees and expenses                                   40,000.00*
                                                               ----------
                            TOTAL                              $50,314.85
                                                               ==========
------------
* Estimated Expenses.

Item 26. Recent Sales of Unregistered Securities.

      The following sets forth information regarding all sales of our unregistered securities during the past three years. Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's stockholders.

      During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

      In December 2004, we entered into a share exchange agreement with Livorno pursuant to which we issued an aggregate of 17,860,220 shares of our restricted common stock to Livorno and its assignees, valued at $.001 per share, in exchange for approximately 99.94% of the ownership of Fomento, our majority owned subsidiary. We believe this offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.

      In December 2004, we issued 200,000 shares of our restricted common stock to Seth Farbman for legal services rendered to the company and 5,000 shares of restricted common stock to our President, Daniela Ovelle Lupetti. We believe these issuances were deemed to be exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Item 27. Exhibits

EXHIBIT
NUMBER      DESCRIPTION
-------     ----------
  3.1       Articles of Incorporation of the Company

  3.2       By-Laws of the Company

  3.3       Form of Common Stock Certificate of the Company

  5.1       Opinion of Legal Counsel (*)

  10.1      Agreement and Plan of Share Exchange dated December 2004

  10.2      Loan Agreement between UCS Fomento and Daniel Ollech

  10.3      Sample form of Factoring agreement with Fomento

  23.1      Consent of Schwartz Levitsky Feldman LLP

  23.2      Consent of legal counsel (see Exhibit 5.1)

(*) To be filed by amendment.

Item 28. Undertakings.

      The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Sao Paolo, Brazil, on January 13, 2005.

                                        ESHEL ENTERPRISES, INC.

Date: January 13, 2005                  By:  /s/   Daniela Ovelle Lupetti
                                        ----------------------------------------
                                        Daniela Ovelle Lupetti
                                        President  and  Chief  Executive Officer
                                        Principal Executive Officer and
                                        Principal Accounting Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Name                                 Title                         Date
---------------------------    -----------------------------    ----------------

/s/  Daniela Ovelle Lupetti    President, Chief Executive
---------------------------    Officer and Director             January 13, 2005
   Daniela Ovelle Lupetti

EXHIBIT
NUMBER       DESCRIPTION
---------   -------------

  3.1       Articles of Incorporation of the Company

  3.2       By-Laws of the Company

  3.3       Form of Common Stock Certificate of the Company

  5.1       Opinion of Legal Counsel (*)

  10.1      Agreement and Plan of Share Exchange dated December 2004

  10.2      Loan Agreement between UCS Fomento and Daniel Ollech

  10.3      Sample form of Factoring agreement with Fomento

  23.1      Consent of Schwartz Levitsky Feldman LLP

  23.2      Consent of legal counsel (see Exhibit 5.1)

(*) To be filed by amendment.